EXHIBIT 99.1

Aspen Group Announces Proposed Public Offering of Common Stock

NEW YORK, April 18, 2018 (GLOBE NEWSWIRE) -- Aspen Group, Inc. (Nasdaq:ASPU), a post-secondary education company, today announced that it intends to offer shares of its common stock in an underwritten public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Roth Capital Partners is acting as the sole book-runner for the offering.

A shelf registration statement relating to the shares of common stock to be issued in the proposed offering was filed with the Securities and Exchange Commission (the "SEC") and was declared effective on April 18, 2018. Copies of the preliminary prospectus supplement and accompanying prospectus have been filed with the Securities and Exchange Commission and, when available, may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aspen Group, Inc.:

Aspen Group, Inc. is a for-profit post-secondary education company headquartered in Denver, CO. It owns two accredited universities, Aspen University and United States University. Aspen Group’s vision is to make college affordable again in America.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the completion of the proposed offering, as well as risks and uncertainties inherent in Aspen Group’s business, including those described in the section entitled “Risk Factors” in our Form S-3 shelf registration statement referred to above. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Aspen Group, Inc.

Michael Mathews, CEO

914-906-9159